UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 1, 2007

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective November 1, 2007, PDL BioPharma, Inc. (“PDL”) and Biogen Idec MA Inc. (“Biogen”) entered into the First Amendment to Collaboration Agreement (the “First Amendment”), which amended the Collaboration Agreement between PDL and Biogen dated September 12, 2005 (the “Collaboration Agreement”). The First Amendment amended the Collaboration Agreement to delete Section 16.4 of the Collaboration Agreement in its entirety. Section 16.4 had provided that in the event either PDL or Biogen underwent a Change of Control (as defined in the Collaboration Agreement), the other party would have a set time period to elect none, some or all of a variety of rights, which were set forth in Section 16.4, and, if any of these rights were elected by the other party, the acquired party would have a set time period thereafter to elect a certain right. Many of the details regarding the rights that were set forth in Section 16.4 are subject to confidential treatment and were omitted from the version of the Collaboration Agreement filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q PDL filed with the Securities and Exchange Commission on November 8, 2005.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	First Amendment to Collaboration Agreement between the Company and Biogen Idec MA Inc., effective November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer

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